Exhibit 23




                          Independent Auditors' Consent



The Board of Directors
Citizens Communications Company:

We consent to the incorporation by reference in the Registration Statement (No. 33-52873) on Form S-3, in the Registration Statement (No. 33-63615) on Form S-3, in the Registration Statement (No. 333-58044) on Form S-3, in the Registration Statement (No. 333-61432) on Form S-8, in the Registration Statement (No. 333-71821) on Form S-8, in the Registration Statement (No. 333-71597) on Form
S-8, in the Registration Statement (No. 333-71029) on Form S-8, in the Registration Statement (No. 33-42972) on Form S-8, in the Registration Statement (No. 33-48683) on Form S-8, and in the Registration Statement (No. 333-69740) on Form S-4 of Citizens Communications Company and subsidiaries of our report dated March 6, 2002, with respect to the consolidated balance sheets of Citizens Communications Company and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income (loss), shareholders' equity, comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2001, and the financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Citizens Communications Company and subsidiaries.


                                                       /s/KPMG LLP


New York, New York
March 6, 2002